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                                                                    EXHIBIT 99.1

                  Service Corporation International Letterhead


March 9, 2001


Mr. Lynn E. Turner
Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: Resolution of SAB No. 101 Implementation Issues Pertaining to
    Service Corporation International and the Death Care Industry

Dear Mr. Turner:

Based on discussions with the U. S. Securities and Exchange Commission Staff ("the Staff") over the past several months, we have prepared this letter summarizing the application of Staff Accounting Bulletin No. 101 ("SAB No. 101"), as well as other matters, to Service Corporation International ("SCI" or "the Company"). The information included herein represents our conclusions regarding SAB No. 101 implementation issues. We understand the Staff will not object to these conclusions.

INTERMENT RIGHTS

Revenue associated with the sale of interment rights will be recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, Accounting for the Sales of Real Estate ("SFAS No. 66"). The Company will disclose its revenue recognition policy for interment right sales in the notes to the financial statements.

MERCHANDISE

The timing of merchandise revenue recognition will be dependent on the nature of the product and the terms of the agreement.

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Mr. Lynn E. Turner
March 9, 2001
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Specifically, revenue from marker sales will be recognized when the following conditions have been met:

     o    the marker has been cast/manufactured and engraved for the customer;

     o    title and risk of loss have been transferred to the customer;

     o    the customer obtains a certificate of ownership;

     o the markers have been properly segregated, identified by customer and stored in a third party bonded and insured facility acceptable to the customer;

     o the markers are not subject to the claims of creditors of the Company or manufacturer;

     o    the customer may pickup his/her marker at any time;

     o the Company has no further obligation or involvement related to the merchandise. However, when the Company contracts with customers to provide merchandise and other services as part of a multiple element arrangement, the Company will follow the revenue recognition methodology outlined below under the heading Multiple Element Arrangements and Service Fees; and

     o the customer has no cancellation rights after the marker is manufactured (the customer may cancel his/her cemetery contract but the consideration associated with the marker sale is the marker itself).

Other merchandise (vaults, bases, etc.) is homogeneous in nature and there is no practical way for the Company to identify a customer's specific merchandise prior to delivery. Under GAAP that revenue should be recognized only when the customer takes possession/delivery of the specific item purchased.

MULTIPLE ELEMENT ARRANGEMENTS AND SERVICE FEES

The Staff would not object to the allocation of revenue in arrangements including multiple deliverables on a relative fair value basis. Revenue will be recognized on multiple elements of preneed contracts using recognition timing appropriate to each individual element. Service fee revenue, including delivery and installation fees or grave opening and closing fees, will not be recognized prior to the time the services are performed.

DEFERRAL OF COSTS

The Company will account for prearranged funeral and preneed cemetery customer acquisition costs under the provisions of Statement of Financial Accounting Standards No. 60, Accounting and Reporting by Insurance Enterprises ("SFAS No. 60"). The Company will specifically disclose this policy in the notes to its financial statements.

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Mr. Lynn E. Turner
March 9, 2001
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ASSETS AND OBLIGATIONS ASSOCIATED WITH PREARRANGED FUNERAL AND CEMETERY
OPERATIONS

The customer contract receivables and deferred revenue associated with prearranged funeral and cemetery contracts will be recognized in the Company's balance sheet at the date a customer contract is signed provided they meet the definitions of assets and obligations as set forth in Statement of Financial Accounting Concepts No. 6, Elements of Financial Statements ("CON 6") and satisfy the fundamental recognition criteria set forth in Statement of Financial Accounting Concepts No. 5, Recognition and Measurement in Financial Statements of Business Enterprises ("CON 5").

Prior to the Company performing under a funeral or cemetery contract, a contract loss recorded pursuant to Statement of Financial Accounting Standards No. 5, Accounting for Contingencies may be necessary if the costs of performing rise to an amount greater than the deferred revenue balance.

ASSETS INCLUDED IN TRUST

The Company has discussed the nature of assets included in funeral trusts and cemetery merchandise and services trusts (collectively the "Trusts" and specifically excluding Perpetual Care Trusts) with the Staff.

The Trusts will not be consolidated into the financial statements of the Company because the Company does not have a controlling financial interest in the Trusts and the Company does not bear all the risks and rewards of the Trust assets. This is justified for the following, among other, reasons:

     o At least a portion of the Trust assets (the original corpus) is accessible by customers upon contract cancellation and is only accessible by the Company upon performance under the contract;

     o    The Trust assets are not subject to the claims of Company creditors;

     o In order to withdraw funds from the Trust, the Company is required by the state dictated trust arrangement to present proper documentation signifying performance or contract termination;

     o    The Company does not have control over the Trust assets;

     o    The Company does not have title to the Trust assets; and

     o The Company selects and can replace the trustee, but the state dictates the types of assets the Trust can invest in.

The Company will record a reduction in the customer receivable for the funds received from the customer and record a receivable from the Trust upon transfer of funds to the Trust equal to the amount of funds transferred.

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Mr. Lynn E. Turner
March 9, 2001
Page 4


TRUST INCOME

Investment income (including realized gains and losses) generated by Trust assets will be recorded as a receivable from the trust and deferred revenue as such investment income accrues to the Trusts until the Company has satisfied its obligations to perform services or deliver merchandise. At that time, all the deferred income and any unrealized gains or losses distributed from the Trust will be recognized in funeral revenues or cemetery revenues. Perpetual care trust income is discussed below.

At the time of customer contract cancellation, the Company will recognize a liability to the customer for the refundable portion of the deferred revenue and any deferred but unrefundable portion will first be recorded as a recovery of costs deferred on the cancelled contract. Any remaining deferred but unrefundable revenue will then be recognized as other income.

DISCLOSURE REQUIREMENTS OF TRUST ASSETS AND RELATED TRUST INCOME

The nature of and composition of Trusts assets will be disclosed in the footnotes to the financial statements, along with cost and market value associated with the Trust assets for each period a balance sheet is presented. Disclosure that investment income is being deferred until the Company has satisfied its obligation will be made. Income recognized by the Company as a result of customer contract cancellation will be disclosed if material.

PERPETUAL CARE TRUSTS AND PERPETUAL CARE INCOME

The Company generally is obligated to remit a portion of the proceeds received on the sale of interment rights to perpetual care trusts pursuant to applicable state laws or terms of sales contracts. This obligation meets the definition of a liability set forth in CON 6 and satisfies the fundamental recognition criteria set forth in CON 5 and therefore is appropriately recorded in the Company's financial statements. The perpetual care obligation is appropriately derecognized when amounts are deposited in the trust, as the Company is legally relieved of its obligation in accordance with paragraph 16 of Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. The assets of the perpetual care trust are not included in the Company's financial statements on a consolidated basis or otherwise.

Based on its contracts and applicable state laws, the Company does not have a perpetual care obligation beyond the amount of earnings available from the perpetual care trusts. Because the liability recognition criteria of CON 5 have not been met, the Company will not recognize a liability for perpetual care obligation except for undeposited amounts from customers.

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Mr. Lynn E. Turner
March 9, 2001
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Investment income generated from the assets in the perpetual care trusts is recorded as cemetery revenues in the period distributable by the trust and are intended to defray the cost of maintaining the cemetery. Cemetery maintenance costs are recorded as expenses in the Company's financial statements when incurred.

The nature and composition of the assets in the perpetual care trust will be disclosed in the footnotes to the financial statements, along with cost and market value associated with the assets for each period a balance sheet is presented. The amount of perpetual care income recorded as cemetery revenues and the fact that the amounts are restricted for use in maintaining the cemeteries shall be disclosed.

The effects of implementing the aforementioned items will be recorded as a cumulative effect adjustment as of the beginning of the Company's fiscal year beginning January 1, 2000.

Sincerely,

/s/ W. Cardon Gerner

W. Cardon Gerner
Vice President - Controller


c: Jane Poulin / SEC Staff
   PricewaterhouseCoopers